Exhibit 10.22

To Rezolve Limited “Rezolve”, it’s executive officers and board of directors:

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Despite the legal transfer of shares in Any Lifestyle Management GmbH (“ANY”) on December 28th, 2022 from Rezolve Limited (“Rezolve”) back to The Radio Group GmbH, Lokalradios RLP GmbH and Radio Frankfurt Media GmbH, collectively referred to as “the Radio Group” (the “Reversion”), ANY continues to receive critical direction and management support from Rezolve .

•	Rezolve remains the beneficial owner of the revenues of ANY since August 30th, 2021.

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ANY continues to rely on Rezolve for any shorVall in funding necessary to operate the business, including seWling invoices for professional service providers. In the event of operational losses, Rezolve is required to fund ANY in order for it to operate sufficiently.

•	Rezolve, ANY and the Radio Group continue to act as though the Reversion has not occurred.

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No executive decisions including approval of budgets and corporate forecasts, marketing strategy or business plans are executed without Rezolve’s approval represented solely by Peter Vesco or Dan Wagner.

Signed April 30, 2023

/s/ Stephan Schwenk

Stephan Schwenk

For and on behalf of

Any Lifestyle Management GmbH